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                                EXHIBIT TO S-4
                            REGISTRATION STATEMENT
                                 EXHIBIT 23.C

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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in Form S-4 of National City Bancshares, Inc., regarding the registration of common stock of National City Bancshares, Inc., to be issued to the stockholders of United Financial Bancorp, Inc., Vincennes, Indiana, of our report dated February 19, 1993, on the consolidated statements of income, changes in stockholders' equity and cash flows of Sure Financial Corporation for the year ended December 31, 1992, from Form S-4 (33-69050) of National City Bancshares, effective November 5, 1993.

/s/ Geo S. Olive & Co., LLP

Geo. S. Olive & Co., LLP
Indianapolis, Indiana

June 26, 1995